                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          GENERAL BINDING CORPORATION

                 It is hereby certified that:

                 1. (a) The present name of the corporation (hereinafter called the "corporation") is GENERAL BINDING CORPORATION.

                     (b) The name under which the corporation was originally incorporated is GENERAL BINDING CORPORATION; and the date of filing the original Certificate of Incorporation of the corporation with the Secretary of State of the State of Delaware is March 7, 1996.

                 2. The provisions of the Certificate of Incorporation of the corporation as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of GENERAL BINDING CORPORATION, without further amendment and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

                 3. The Board of Directors of the corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of
Section 245 of the General Corporation Law of the State of Delaware in the form set forth on the following page:

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          GENERAL BINDING CORPORATION


                 FIRST: The name of the corporation is GENERAL BINDING CORPORATION.

                 SECOND: Its registered office in the state of Delaware is located at No. 229 S. State Street, in the City of Dover, County of Kent.
The name and address of its registered agent is The Prentice-Hall Corporation System, Inc., 229 S. State St., Dover, Delaware 19901.

                 THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

                 To manufacture, construct, compound and deal in machinery, appliances and plastic, metal, wood, chemical and other products of every nature, kind and description, and to do any and all things and perform all services connected with and incidental to all of the foregoing.

                 To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, lease, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description;

                 To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation;

                 To acquire, hold, use, sell, assign, lease, grant licenses, in respect of, mortgage or otherwise dispose of letters, patents of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation;

                 To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof;

                 To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof;

                 To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance, or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes;

                 To loan to any person, firm or corporation any of its surplus funds, either with or without security;

                 To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted directly or indirectly;

                 To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country; and

                 In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

                 The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

                 FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 7,710,600 consisting of 7,000,000 shares of Common Stock, twelve and one-half cents per share par value, and 710,600 shares of Class B Common Stock, twelve and one-half cents per share par value.


Voting Rights

                 Each share of Common Stock and Class B Common Stock shall entitle the holder thereof to one vote and fifteen votes, respectively, per share on all matters submitted to a vote of stockholders.

Conversion

                 Shares of Class B Common Stock shall be automatically converted into fully-paid and non-assessable shares of Common Stock at the rate of one share of Common Stock for each share of Class B Common Stock upon the presentation to the transfer agent for transfer of a certificate for shares of Class B Common Stock duly endorsed to a person or persons other than (i) the record holder of such shares or (ii) the surviving corporation or new corporation in a statutory merger or consolidation, respectively, in which the record holder of such shares was a constituent corporation if the transfer agent is advised of the statutory merger or consolidation by being furnished at the time of transfer with a copy of the agreement of merger or consolidation certified by the secretary of state of such record holder's state of incorporation, in which event the shares of Class B Common Stock shall be transferred to (a) the record holder of such shares or (b) the surviving corporation or new corporation, as the case may be. The expense of any required stock transfer stamps or taxes shall be borne by the transferring record holder under arrangements satisfactory to the transfer agent.

                 As promptly as practicable after such conversion, the Corporation's transfer agent shall deliver to the transferee of the Class B Common Stock so presented a certificate representing the number of fully paid and non-assessable shares of Common Stock of the Corporation into which such Class B Common Stock was converted. Such conversion all be deemed to have been made at the close of business on the date that such Class B Common Stock shall have been duly presented for transfer, so that the rights of the holder of such Class B Common Stock as a stockholder shall cease at such time and the person or persons entitled to receive Common Stock upon conversion of such Class B Common Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time; provided, however, that no such presentation on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute as the record holder or holders thereof on such date the person or persons entitled to receive Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Common Stock as the record holder or holders hereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

                 All shares of Class B Common Stock that are converted into shares of Common Stock shall be canceled and retired and shall not be reissued. The Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of Class B Common Stock as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Class B Common Stock.


Dividends and Liquidation

                 Except as above provided, the rights of holders of Common Stock and Class B Common Stock shall be identical. The holders of all shares of Common Stock and Class B Common Stock shall be entitled to (i) participate, on a share-for-share basis, in such dividends (payable in cash, common stock or otherwise) as may be declared and paid by the Corporation from time to time out of funds legally available therefor and (ii) share ratably in the assets of the Corporation in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation. All distributions of stock of the Corporation in respect of any stock dividends, stock-splits or rights to subscribe for and purchase such stock shall be made in Common Stock to the holders of Common Stock and in Class B Common Stock to the holders of Class B Common Stock.

Issuance of Stock

                 Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued for such consideration, not less than the par value of stock with par value, and for such corporate purposes as the Board of Directors may from time to time determine.

                 The Board of Directors may issue shares of the Corporation to the stockholders of the Corporation pro rata in the form of stock dividends and/or stock-splitups which stock dividends and/or stock splitups may or may not affect, in the discretion of the Board of Directors, the capital account of the Corporation, except that the capital account, after any such issuance of shares, shall not be less than the aggregate par value of all issued shares having a par value.

Preemptive Rights

                 No stockholder of this Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, not or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholders, other than the preemptive or preferential rights, if any, as the Board of Directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

                 FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

                 SIXTH: The names and places of residence of the incorporators are as follows:

                          Names                                     Residences
                          -----                                     ----------

                          A.D. Grier                                Wilmington, Delaware
                          S.H. Livesay                              Wilmington, Delaware
                          F.J. Obara, Jr.                           Wilmington, Delaware

                 SEVENTH:  The corporation is to have perpetual existence.

                 EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                 NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                 From time to time, (a) to issue, sell and dispose of shares of the authorized and previously unissued Common Stock of the corporation and shares of its outstanding Common Stock held in its treasury; (b) to issue, sell and dispose of the bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation, including bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation convertible into capital stock of the corporation of any class; and (c) to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation;

                 To declare and pay dividends on the capital stock as permitted by law;

                 To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

                 By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

                 When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the board of directors shall deem expedient and for the best interests of the corporation.

                 The corporation may in its by-laws confer powers upon its board of directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

                 TENTH: Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or its or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

                 Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonable incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery of such other court shall deem proper.

                 Section 3. To the extent that a director, officer, employee or agent of the Corporation has been successful in the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                 Section 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directors, by independent legal counsel in a written opinion, or (3) by the stockholders.

                 Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

                 Section 6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                 Section 7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such a liability under the provisions of this Article.

                 ELEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, but binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                 TWELFTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

                 THIRTEENTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to his reservation.

                 Signed and attested to on November 5, 1979.

                                         /s/ FRANK J. LENAHAN
                                         --------------------
                                         Vice President and Treasurer

Attest:

/s/ STEVEN RUBIN
----------------
Secretary

STATE OF ILLINOIS         )
                          ) SS.:
COUNTY OF LAKE            )

         BE IT REMEMBERED that, on November 5, 1979, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Frank J. Lenahan, Vice President & Treasurer of General Binding Corporation, who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

         GIVEN under my hand on November 5, 1979.

                                        /s/ ANN M. VOGEL  [NOTARIAL SEAL]
                                        ------------------
                                        Notary Public
                                        My Commission Expires June 21, 1981.


                                  * * * * * *

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                         OF GENERAL BINDING CORPORATION

                 GENERAL BINDING CORPORATION, a corporation and existing under any by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                 FIRST: That at a meeting of the Board of Directors of General Binding Corporation on March 20, 1987, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of said corporation, and declaring said amendments to be advisable and directing that the amendments be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendments are as follows:

                 RESOLVED, that the first paragraph of Articles FOURTH of the Company's Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock, par value $.125 per share to 10,500,000 shares from 7,000,000 shares and to increase the number of authorized shares of Class B Common Stock to 1,065,000 shares from 710,600 shares and that said Paragraph shall be and read as follows:

                 "FOURTH, The total number of shares of stock which the Corporation shall have authority to issue is 11,565,900 consisting of 10,500,000 share of Common Stock, twelve and on-half cents per share par value, and 1,065,000 shares of Class B Common Stock, twelve and one-half cents per share par value."

                 FURTHER RESOLVED, that a new Section be added as an amendment to Article TENTH of the Corporation's Restated Certificate of Incorporation and that such amendment shall be in compliance with
         Section 102(b)(7) of the Delaware General Corporation Law and that said Section shall be and read as follows:

                 "ARTICLE TENTH. Section 8. No director shall be personally liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective except that he may be liable (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law of any amendment thereto or successor provision thereto or (iv) for any transaction from which the director derived an improper personal benefit."

                 FURTHER RESOLVED, the except as amended in the preceding Resolutions the Corporation's Restated Certificate of Incorporation shall continue and remain in full force and effect.

                 SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

                 THIRD: That said amendments were duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

                 FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

                 IN WITNESS WHEREOF, said General Binding Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Rudolph Grua, its President, and attested by Steven Rubin, its Vice President and Secretary this 13th day of May, 1987.

                                    GENERAL BINDING CORPORATION

                                    By /s/ RUDOLPH GRUA
                                       -------------------------
                                       President
[CORPORATE SEAL]

/s/ STEVEN RUBIN
----------------------------
Vice President & Secretary


                                  * * * * * *

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION

                 GENERAL BINDING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                 FIRST: That a meeting of the Board of Directors of General Binding Corporation on March 18, 1988 a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, and declaring said amendment to be advisable and directing that the amendment be considered at the next annual meeting of the stockholders.
The resolution setting forth the proposed amendment is as follows:

                          RESOLVED, that the first paragraph of Article FOURTH
                 of the Company's Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock, par value $.125 per share to 20,000,000 shares from 10,500,000 shares and to increase the number of authorized shares of Class B Common Stock to 2,398,275 shares from 1,065,000 shares and that said Paragraph shall be and read as follows:

                          "FOURTH.  The total number of shares of stock which
                 the Corporation shall have authority to issue 22,398,275 consisting on 20,000,000 shares of Common Stock, twelve and one-half cents per share par value, and 2,398,275 shares to Class B Common Stock, twelve and one-half per share par value."

                          FURTHER RESOLVED, that except as amended in the
                 preceding Resolution the Corporation's Restated Certificate of Incorporation shall continue and remain in full force and effect.

                 SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                 THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

                 FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

                 IN WITNESS WHEREOF, said General Binding Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Rudolph Grua, its President, and attested by Steven Rubin, its Vice President and Secretary this 10th day of May, 1988.

                                      GENERAL BINDING CORPORATION

                                      By  /s/ RUDOLPH GRUA
                                          -------------------------
                                            President
ATTEST:

 /s/ STEVEN RUBIN
----------------------
Vice President & Secretary

STATE OF ILLINOIS )
                  )  SS.
COUNTY OF COOK    )


                 BE IT REMEMBERED that on this 10th day of May, 1988, personally came before me, a Notary Public in and for the County and State aforesaid, Rudolph Grua, President of General Binding Corporation, a Corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged said certificate to be his act and deed and the act and deed of said Corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Vice President and Secretary of said Corporation is the common or corporate seal of said corporation.

                 IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                     /s/ Mark E. Dapier
                                     ------------------
                                     Notary Public

                                 * * * * * *

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION

     GENERAL BINDING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That a meeting of the Board of Directors of General Binding Corporation on March 19, 1997 a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, and declaring said amendment to be advisable and directing that the amendment be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

           RESOLVED, that the first paragraph of Article FOURTH of the Company's Restated Certificate of Incorporation be amended so that it reads as follows:

                "FOURTH. The total number of shares of stock which the Corporation shall have authority to issue 44,796,550 consisting on 40,000,000 shares of Common Stock, twelve and one-half cents per share par value, and 4,796,550 shares to Class B Common Stock, twelve and one-half per share par value."

           FURTHER RESOLVED, that the proposal to amend Article Fourth of the Corporation's Certificate of Incorporation be submitted to the stockholders of the Corporation for ratification at the annual meeting of stockholders to be held on May 6, 1997 and that the Secretary of the Corporation include appropriate provision with respect thereto in the notice to the stockholders of said annual meeting and in the proxy statement and the form of proxy, and that the proxy statement and form of proxy, respectively state that the Board of Directors favors a vote for the proposal and that if no specific direction is given, the proxy will be voted for such proposal.

           SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

           THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

           FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

           IN WITNESS WHEREOF, said General Binding Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Govi Reddy, its President, and attested by Steven Rubin, its Vice President, Secretary and General Counsel this 8th day of May, 1997.

                                    GENERAL BINDING CORPORATION

                                    By  /s/ GOVI REDDY
                                    ----------------------------------
                                    Govi Reddy, President and
                                    Chief Executive Officer

[ATTEST]

/s/ STEVEN RUBIN
-----------------------------
Steven Rubin, Vice President,
Secretary & General Counsel

STATE OF ILLINOIS )
                  )  SS.
   COUNTY OF COOK )


     BE IT REMEMBERED that on this 8th day of May, 1997, personally came before me, a Notary Public in and for the County and State aforesaid, Govi Reddy, President and Chief Executive Officer of General Binding Corporation, a Corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged said certificate to be his act and deed and the act and deed of said Corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Vice President and Secretary of said Corporation is the common or corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                             /s/ JEAN INCERTO
                                             ---------------------------
                                             Notary Public


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